Exhibit 10.2

TERMINATION AGREEMENT

AMONG

Jian Zhou

Hubei Bulaisi Technology Co., Ltd.

AND

 Xianning Xiangtian Energy Holdings Group Co., Ltd.

Termination Agreement

This Termination Agreement (this “Agreement”), dated as of June 27, 2023, is made in Xianning City, the People’s Republic of China (“China”), by and among:

(1) Party A: Jian Zhou

(2) Hubei Bulaisi Technology Co., Ltd. (“Party B”)

Address: Room 1101-1102-069, Building B, Science and Technology Complex, No. 145

Hong Kong Road, Jiang’an District, Wuhan City, Hubei Province

Legal representative: Xiaodong Cai

And

(3) Xianning Xiangtian Energy Holdings Group Co., Ltd. (“Party C”)

Address: Fuqiao Village R & D Center, Henggouqiao Town, Xian’an District, Xianning City, Hubei Province

Legal representative: Xin Chen

In this Agreement, Party A, Party B and Party C is referred to as individually, a “Party”, and collectively, the “Parties”.

WHEREAS:

1. Party A, Party B and Party C have entered into an Amended Business Cooperation Agreement, an Amended Consultation and Service Agreement, an Amended Equity Option Agreement, an Amended Equity Pledge Agreement, and an Amended Voting Rights Proxy and Financial Supporting Agreement dated August 9, 2022;

2.  Each of the Parties intends to terminate all of the rights and obligations under the Amended Business Cooperation Agreement, the Amended Consultation and Service Agreement, the Amended Equity Option Agreement, the Amended Equity Pledge Agreement, and the Amended Voting Rights Proxy and Financial Supporting Agreement (collectively, the “Control Agreements”); and

3.  The terms used but not defined in this Agreement shall have the meaning ascribed to it in the Control Agreements.

NOW, THEREFORE, the Parties agree as follows:

1.	Termination of rights and obligations under the Control Agreement

1.1.	The Parties agree that the effect and force of the Control Agreements shall be terminated as of the date hereof, and the rights and obligations of each of the Parties therein shall be simultaneously terminated, including without limitation all rights or obligations of each of Party B and Party C under the Amended Business Cooperation Agreement, the Amended Consultation and Service Agreement, the equity pledge between Party A and Party B under the Amended Equity Pledge Agreement, the call option of Party B under the Amended Equity Option Agreement and all rights or obligations of each of Party A, Party B and Party C under the Amended Voting Rights Proxy and Financial Supporting Agreement.

1.2.	Notwithstanding the foregoing, the terms regarding confidentiality, governing law and dispute resolution (if any) in the Control Agreements shall survive the termination.

1.3.	If any Party is held liable for any damages due to its breach of any term of the Control Agreements prior to the date hereof, the other Parties agree to waive such liability and not to hold the breach Party liable therefor.

2.	Representations and Warranties

Each of the Parties represents and warrants to the other Parties that as of the date hereof:

2.1.	This Agreement, upon execution, constitutes its legal, valid and binding obligation, and enforceable against it pursuant to the terms hereof; and

2.2.	Its execution, delivery and performance of this Agreement will not conflict with, restrict or breach any law, regulation or agreement to which it is subject or a party.

3.	Breach Liability

3.1.	If this Agreement is wholly or partially unenforceable due to breach by any Party of any term under this Agreement, the breaching Party shall be held liable for any loss incurred by the non-breaching Parties (including any lawsuit and legal fees arising therefrom).

4.	Notice

4.1.	Any notice, request, demand and other communication required or otherwise made under this Agreement shall be delivered to the applicable Party in writing.

4.2.	The notice or any other communication shall be deemed duly received upon transmission if it is delivered by facsimile or telex, and upon delivery by person and five (5) days after it is deposited with the mailing services provider if it is delivered by mail.

5.	Confidentiality

5.1.	Each of the Parties acknowledges and confirms that the contents of this Agreement and any oral or written information communicated among the Parties regarding this Agreement shall be confidential. Each of the Parties shall keep such information in confidence and may not disclose it to any third party without prior written consent from the other Parties, except for any information that is (a) known or to be known by the general public without unauthorized disclosure by the receiving Party; (b) required to be disclosed under applicable laws or regulations; or (c) disclosed by any Party to its legal or financial advisor in connection with the transaction contemplated hereunder, provided that such legal or financial advisor is subject to confidentiality obligation similar to this Section 5. Unauthorized disclosure by any Party’s employee or service provider shall be deemed disclosure by such Party for which it shall be held liable. This Section 5 shall survive termination of this Agreement for any cause.

6.	Governing Law and Dispute Resolution

6.1.	The execution, validity, interpretation, performance, amendment and termination of this Agreement and the resolution of any dispute arising therefrom shall be governed by the PRC laws.

6.2.	Any dispute arising from or in connection with this Agreement shall be resolved through negotiations by the Parties and, if the negotiations fail to resolve it within 30 days, by submission by any of the Parties to arbitration by China International Economic and Trade Arbitration Commission in accordance its arbitration rules then in effect in Beijing. The arbitrary award shall be final and binding upon each of the Parties.

6.3.	If any dispute arising from interpretation or performance of this Agreement occurs or is under arbitration, other than the matter involved in such dispute, the Parties shall continue to perform their respective rights and obligations under this Agreement.

7.	Miscellaneous

7.1.	This Agreement shall be effective as of its execution or affixture of seal by the Parties.

7.2.	This Agreement may be amended and supplemented with agreement by the Parties in writing. Any such amendment or supplement is an integral part of this Agreement and shall have the same effect with this Agreement.

7.3.	Invalidity of any term under this Agreement shall not affect the remainder of this Agreement.

(The Remainder of this page is intentionally left blank)

 Signature Page of Termination Agreement

IN WITNESS WHEREOF, each of the Parties has, or caused his/her authorized representative to have, signed this Termination Agreement on the date first written above.

Party A: Jian Zhou

/s/ Jian Zhou

Party B: Hubei Bulaisi Technology Co., Ltd.

By:	/s/ Xiaodong Cai
Name:	Xiaodong Cai
Title:	Legal Representative

Party C: Xianning Xiangtian Energy Holdings Group Co., Ltd.

By:	/s/ Xin Chen
Name:	Xin Chen
Title:	Legal Representative

5